EXHIBIT 99.1

BJ's Restaurants, Inc. Donates $521,000 to the Cystic Fibrosis Foundation From 2009 Fundraising Activities

HUNTINGTON BEACH, Calif., Jan. 21, 2010 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (Nasdaq:BJRI), a long time supporter of the Cystic Fibrosis (CF) Foundation, today donated an additional $250,000 to that foundation from the Company’s 2009 Cookies for Kids program. Through this program, BJ’s donates a portion of the sale of its signature Pizookie dessert to the CF Foundation. Throughout 2009, the Company, in partnership with the BJ’s Restaurants Foundation, raised a grand total of $521,000 for the CF Foundation through its new restaurant grand opening charity events, other fundraising campaigns and its Cookies for Kids program.

“BJ’s is proud to continue its long-standing commitment to support charitable and humanistic programs that benefit the communities and constituencies that support our restaurants,” commented Jerry Deitchle, Chairman and CEO. “For many years, BJ’s has joined in the struggle to fight and eliminate cystic fibrosis. On behalf of the 11,000 team members at our Company, BJ’s is pleased to present our 2009 Cookies for Kids donation to the CF Foundation. Additionally, BJ’s continues to be committed to becoming an even better corporate citizen in the future through our ongoing sponsorship of the BJ’s Restaurants Foundation led by its President, Rob DeLiema.”

“Recognizing the overwhelming need to support the Cystic Fibrosis Foundation’s mission to assure the development of the means to cure and control cystic fibrosis and to improve the quality of life for those with the disease, we are thrilled at the steadfast commitment that BJ’s Restaurants, Inc. and the BJ’s Restaurants Foundation are making to support our fundraising efforts,” said Gary Green, Cystic Fibrosis Foundation’s Director of Corporate Development. “The generosity of restaurant guests and BJ’s team members is inspiring, and thanks to remarkable scientific and medical breakthroughs, people with CF are living longer, healthier lives than ever before.”

BJ's Restaurants, Inc. currently owns and operates 92 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (49), Texas (16), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 49 of our current 92 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements,(xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACT:  BJ's Restaurants, Inc.
          Rob DeLiema, President, BJ's Restaurants Foundation
          (714) 500-2445
          rdeliema@bjsrestaurants.com